EXHIBIT 10.2

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (“Agreement”), is made on this 28th day of June, 2012, (“Termination Date”), by and between ProElite, Inc., Pro Sports & Entertainment, Inc., Stratus Media Group Gmbh, and Stratus Media Group, Inc. (collectively “Company”) on the one hand, and Paul Feller on the other (collectively, the “Parties”).

WITNESSETH

WHEREAS, Paul Feller is the founder, a shareholder and was employed by Company up until June 28, 2012, pursuant to an Employment Agreement; and

WHEREAS, Paul Feller acknowledges that he has been given the opportunity to seek the advice of legal counsel of his choice so as to be fully aware of the rights and remedies he may have as a result of his employment termination; and

WHEREAS, Company wishes to provide Paul Feller with certain benefits in consideration of Paul Feller's promises and covenants as contained herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, Company and Paul Feller agree as follows:

1.                Paul Feller and Company hereby mutually terminate his Employment Agreement effective June 28, 2012.

2.                Paul Feller hereby resigns as an officer, director and employee of Company and any of its affiliates and subsidiaries to include but not be limited to his position as chairman of the board of directors of Stratus Media Group, Inc. and ProElite, Inc.

3.                In consideration for this Agreement and incorporated into this Agreement, Company and Paul Feller shall enter into the Consultancy Agreement attached hereto as Exhibit A, which shall be effective June 28, 2012, and as set forth therein shall be for a two year term and, subject to the terms set forth therein, shall include monthly payments of $20,833.

4.                Paul Feller shall receive any unpaid salary from October 1, 2011, through June 28, 2012.

5.                Company agrees to pay the premium required to continue Paul Feller and his dependents’ medical care coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for twenty-four (24) months. In the event Paul Feller obtains equivalent or better medical coverage through another employer or through another plan, Paul Feller shall notify the Company immediately at which time Company may terminate the COBRA payments.

6.                Paul Feller shall receive any unreimbursed and unresolved Company expenses from October 1, 2011, through June 28, 2012, for which he provides expense reports and supporting documentation that demonstrate to IRS and auditing standards that the expenses were incurred in the performance of his duties as CEO. If said reports and supporting documentation are not provided to Company within sixty (60) days of execution of this agreement, Paul Feller hereby waives any right to reimbursement of said expenses. If said expenses are properly documented and timely submitted to Company, then Company shall reimburse Paul Feller for said expenses within sixty (60) days of its receipt of said expense reports and documentation. In the event that the Company advises Paul Feller that inadequate documentation has been provided for the claimed expenses, Paul Feller shall have seven (7) days to cure said deficiency.

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7.                Paul Feller is not releasing the Company from liability for any unpaid loans that he may have made to the Company, but this is not confirmation by the Company of the existence or non-existence any such loans.

8.                Paul Feller agrees to keep strictly confidential the terms of this Agreement, information learned from his time with the Company, and any attorney client privileged or work product information that Paul Feller has obtained by virtue of his past time with the company are as contemplated by the Consulting Agreement (“Confidential Information”). Paul Feller and Company shall not share this Confidential Information with anyone, except in strictest confidence with his attorney and/or certified public accountant or as required by law. Paul Feller and Company acknowledge signing a non-disclosure and confidentiality agreement with Company and acknowledges that agreement shall remain in full force and effect. This confidentiality provision is of the utmost materiality to this Agreement. In response to any questions about his change in status with the Company, the Parties shall limit their response to:

“Mr. Feller has (or I have) decided to change my role from day-to-day management and instead assist the company with strategic acquisitions and capital markets. Beyond that, the terms of the parties’ arrangement are confidential, except as may from time to time be required to be disclosed by the Company in SEC filings.”

9.                Paul Feller shall not participate or concur in any remarks or actions that are disparaging or detrimental in any way regarding Company, and its affiliates, subsidiaries, administrators, directors, officers, attorneys, insurance companies, agents, predecessors, successors, heirs, and assigns, whether past or present.

10.             The parties agree to a Lock-Up/Leakage Out agreement as follows:

A.              For one (1) year following the execution of the agreement (the “Lock-Up Period”), Paul Feller will not sell, assign, pledge or otherwise transfer any of the securities and shares of any type of the Company that he owns including (i) all shares of Common Stock that Paul Feller may receive as a stock dividend or other distribution on shares of Common Stock, and (ii) all other securities of the Company that Paul Feller may receive in a recapitalization or similar transaction (collectively, the “Lock-up Shares”).

B.               Section (A) above notwithstanding, Paul Feller may be transfer or sell the Lock-up Shares under the following circumstances (i) all or any portion of the Lock-up Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, and (ii) all or any portion of the Lock-up Shares to any trust for the direct or indirect benefit of Paul Feller or the immediate family of Paul Feller, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further than any such transfer shall not involve a disposition for value. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

C.               In addition, during the Lock-Up Period, Paul Feller will not engage in (i) any short sale of any Lock-up Shares or other Common Stock, (ii) any hedging transaction regarding the Lock-up Shares or other Common Stock, or (iii) any grant of a put or call option regarding the Lock-up Shares or other Common Stock.

D.              Following the conclusion of the Lock-Up Period, and for one (1) year thereafter (the “Leak Out Period”), Paul Feller may sell shares as follows: for each trading day, an amount up to 15% of the Daily Trading Volume for the first 45 trading days, up to 20% of the Daily Trading Value for the next 45 trading days and then 25% of the daily Trading Value for the remaining period of the term may be sold. For avoidance of doubt, Paul Feller shall not have the right to carry back or carry forward to any other trading day any shortfall if he fails to sell or transfer the maximum amount permitted hereunder in any trading day. The term “Daily Trading Volume” for any trading day means the average daily trading volume for the previous seven trading days of the Common Stock of the Company as officially reported by the principal securities market in which the shares of Common Stock are listed or admitted for trading (including the Nasdaq Stock Market or the OTC Bulletin Board). In addition, the Company shall have the first right of refusal to purchase any shares being sold pursuant to the above schedule during the Leak Out Period.

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E.               The undersigned consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock except in compliance with the preceding provisions of this Agreement. The undersigned also consents to the placement of the following legend on any and all stock certificates that evidence the shares of Common Stock that are the subject of this Agreement:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN LOCK-UP AGREEMENT BETWEEN THE COMPANY AND PAUL FELLER, DATED AS OF JUNE __, 2012. A COPY OF THE LOCK-UP AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

11.             Voting Rights: At each meeting of the shareholders of the Company at which a vote of the shareholders will take place and in connection with any action by written consent, Paul Feller agrees that, through proxies designated by the Company’s board of directors, the Company will vote (or execute such written consent with respect to, as the case may be) all shares of the capital stock beneficially owned by Paul Feller or any affiliate of his or will cause such shares to be voted (or such consent to be executed). In this connection, Paul Feller hereby appoints the Company and any designee of the Company as Paul Feller’s proxy and attorney-in-fact, with full power of substitution, to vote or act by written consent with respect to such shares. The voting rights to be so transferred to the Company shall terminate on the earlier to occur of either the first anniversary of the date hereof or the completion of one or more transactions by which any person or entity (and his, her, or its affiliates) becomes the beneficial owner of more than fifty one percent (51%) of the voting power of the Company's securities.

12.             Paul Feller agrees to cooperate with Company and provide reasonable transition assistance to Company.

13.             Paul Feller shall return all Company property in his possession including, but not limited to, computers, wireless cards, mobile phones, PDAs, credit cards, parking passes, keys, records, files, reports and correspondence in his possession and warrants that he has made no copies of any of the above except personal copies of his own work product.

14.             Company shall return all Paul Feller’s property in its possession including, but not limited to servers, furniture, software, records, files, reports and correspondence in its possession.

15.             Paul Feller agrees that he, or any person acting by, through or under Paul Feller, RELEASES AND FOREVER DISCHARGES Company and its subsidiaries, affiliates, predecessors, successors, attorneys, and assigns, as well as the officers, directors, representatives, agents and fiduciaries, (collectively referred to as “Company”, “Employer” or "Released Parties"), and covenants and agrees not to institute any action, or causes of action in state or federal court, or in any manner, based upon or arising by reason of any damage, loss, or in any way related to (1) Paul Feller's employment with Company, (2) the termination of said employment, or (3) his status as a shareholder. This total release includes, but is not limited to, all claims arising directly or indirectly from Paul Feller’s status and rights as a shareholder including any claims under the California Corporations Code as well as Paul Feller's employment with the Company and the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits and expense reimbursements pursuant to any federal, state or local law or cause of action, including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, infliction of emotional harm, wrongful discharge, violation of public policy, defamation and impairment of economic opportunity; violation of the California Fair Employment and Housing Act, the California Labor Code, the California Constitution; and any claims for violation of the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Older Workers' Benefit Protection Act of 1990, the Americans With Disabilities Act of 1990, the Equal Pay Act of 1963, and any other Federal or State Law.

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This release shall be a release of all claims, whether known or unknown, and the Parties hereby waive and release all rights reserved to them by Section 1542 of Civil Code of the State of California, which states as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his/her favor at the time of the executing release, which if known by his/her must have materially affected his/her settlement with the debtor."

16.             Paul Feller covenants and agrees to forever refrain from instituting, pursuing, or in any way whatsoever filing or aiding any claim, demand, or cause of action or any other matter which was released and discharged herein by Paul Feller arising out of or in any way related to Paul Feller's employment with Company or any of the Released Parties and waives the rights to recovery for any damages or compensation awarded as a result of any lawsuit brought by any third party on Paul Feller's behalf.

17.             Paul Feller represents and warrants to Company that he has not assigned or transferred, or purported to assign or transfer, to any person or entity, any claim, demand or cause of action released herein. Paul Feller further represents and warrants that he has not filed any lawsuits, charges, complaints, petitions, or accusatory pleadings against any of the Released Parties with any governmental agency or in any court, based upon, arising out of or related in any way to any event or events occurring prior to the signing of this Agreement, including, without limitation, his employment with Company or any of the Released Parties or the termination thereof.

18.             Paul Feller agrees to indemnify and hold harmless Company and the Released Parties against any claim, demand or cause of action (including the payment of attorneys’ fees and costs actually incurred, whether or not litigation be commenced), based on or arising out of or in connection with any events covered by this Agreement. Upon execution of the Agreement, only the Agreement may be sued upon by the Parties.

19.             It is understood and agreed by the Parties that this Agreement effects a settlement and compromise of all claims and that nothing contained herein shall constitute or be construed as an admission of any wrongdoing or liability whatsoever by either, and that no publicity shall be released in connection with or concerning the terms of this settlement and compromise.

20.             This Agreement contains the entire understanding of the Parties. There are no representations, covenants, or undertaking other than those expressly set forth herein. Each acknowledges that they are relying solely upon the contents of this Agreement and that they are not relying on any other promises, representations, or warranties, expressed or implied, not contained herein, concerning the subject matter hereof, to induce them to execute this Agreement in reliance of any such promise, representation or warranty not specifically contained herein. The invalidity or unenforceability of any particular provision of this Agreement or portion thereof shall not affect the validity or unenforceability of any other provision thereof. Any modifications must be in writing and signed by an officer of Company and by Paul Feller.

21.             This Agreement shall be interpreted in accordance with the laws of the State of California.

22.             Paul Feller acknowledges, understands and affirms that: (a) This Agreement is a binding legal document; (b) the Company advised him to consult with an attorney before signing this Agreement, (c) he had the right to consult with an attorney about and before signing this Agreement, and (d) he voluntarily signs and enters into this Agreement without reservation after having given the matter full and careful consideration.

[Signature Page Follows]

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IN WITNESS WHEREOF, Paul Feller signs this Separation and Release Agreement this 28th day of June 2012.

/s/ Paul Feller	Date: June 28, 2012
Paul Feller

/s/ Jerry Rubinstein	Date: June 28, 2012
Jerry Rubinstein on behalf of Company

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